CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)
Wednesday May 1, 2020


Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

ACCR is terminating the merger agreement in place between Access-Power & Co., Inc. and Access-Power LLP (The international
Dubai based international Power Renewable Arm of Access-Power
Holding LTD with 750MW (Mega Watts of Power.)

Item 5.02 Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

STEPHANE BONTEMPS is fired as CEO on May 1, 2020.
We will always be friends, and it's possible he may return in the future.

Patrick J Jensen remains CFO and sole Director of our Company.

Item 8.01 Other Events

ACCR has on file all the documents required in order to go
           PINK CURRENT tier at OTC Markets.

ACCR has $273.94 cash on hand.

ACCR is actively looking for a Market Maker to help us file a
           FORM 211 with FINRA.

ACCR is in money saving mode - we expect to increase our cash position substantially soon.

ACCR has only 98,376,146 shares in the public float.

ACCR expects to finalize on a capital donation in the amount of
           $50,000.00 very soon - most likely in LESS THAN 3 months.

ACCR is developing our eCommerce websites

           http://www.clonesbydrones.com
           http://www.clonesbycars.com

ACCR is in the final phases of our name change request with FINRA.

ACCR received the following email on 4/30/2020 from OTC Markets stating:

"Mr. Jensen,
Per our previous conversation, I informed you the company would need to wait until FINRA approves name change to apply for the OTC Disclosure and News Service."
Nancy Rodriguez
Compliance Analyst
OTC Markets Group Inc.
300 Vesey Street (One North End Ave), 12th Floor
New York, NY 10282
T +1 (212) 896-4465  F +1(212) 652-5920
Nancy@otcmarkets.com
www.otcmarkets.com

ACCR has a goal to go PINK CURRENT, however this is looking more like it will occur in 2021.

Just keep believing in me, as I will do the RIGHT THING. We were the victims of a naked convertible death debenture, and we survived it.

ACCR will come back.

https://www.youtube.com/watch?v=xbhCPt6PZIU

The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.

Best,

Patrick J. Jensen
CFO and sole Director for NOW
Access-Power & Co., Inc.
May 1, 2020